UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

Two Roads Shared Trust
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

IMPORTANT NEWS ABOUT

Hypatia Women CEO ETF

WCEO

a series of Two Roads Shared Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

(888) 338-3166

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the appointment of the investment sub-adviser for Hypatia Women CEO ETF (WCEO) (the “Fund”), a series of Two Roads Shared Trust (the “Trust”).

Vident Investment Advisory, LLC (“VIA”) had served as investment sub-adviser to the Fund since it commenced operations on January 9, 2023. VIA was responsible for trading portfolio securities on behalf of the Fund, including selecting broker-dealers to execute purchase and sale transactions as instructed by the Fund’s investment adviser, Hypatia Capital Management, LLC, (the “Adviser”).

Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in a “change in control” of an investment adviser, or in this case an investment sub-adviser, causes the sub-advisory agreement to be “assigned,” which results in the automatic termination of the sub-advisory agreement. On July 14, 2023 (the “Closing Date”) VIA’s operations were folded into Vident Advisory, LLC (“VA”), an affiliate of VIA. On the Closing Date, Casey Crawford, through various holding entities, acquired a majority interest in VA (the “Transaction”). The Transaction resulted in what may be considered a change in control of VIA. Accordingly, as of the Closing Date, the existing sub-advisory agreement among the Adviser, the Trust, on behalf of the Fund, and VIA terminated automatically.

In anticipation of VIA’s change in control, the Board of Trustees of the Trust (the “Board”), at a meeting held on June 27–28, 2023, approved a new sub-advisory agreement among the Adviser, the Trust, on behalf of the Fund, and VA. The new sub-advisory agreement with VA was effective on July 14, 2023 and is identical in all material respects, except for its effective date, termination date and the named entity performing sub-advisory services, to the previous sub-advisory agreement with VIA. VA provides the Fund with the same services provided to the Fund by VIA under the previous sub-advisory agreement.

The Board is providing this Information Statement to the Fund’s shareholders.

As always, please feel free to contact the Fund at 1-888-338-3166 with any questions you may have.

Sincerely,

James Colantino

President

Two Roads Shared Trust

Two Roads Shared Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

(888) 338-3166

INFORMATION STATEMENT TO THE SHAREHOLDERS OF

Hypatia Women CEO ETF

WCEO

This Information Statement is being provided to the shareholders of Hypatia Women CEO ETF (WCEO) (the “Fund”), a series of Two Roads Shared Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust received from the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2023 (the “Order”). The Order permits the Fund’s investment adviser, Hypatia Capital Management LLC (the “Adviser”), to hire or replace investment sub-advisers and to make material changes to existing sub-advisory agreements, subject to certain conditions, including the approval of the Board of Trustees of the Trust (the “Board”), but without obtaining shareholder approval. The Order requires that each sub-adviser be an “investment adviser” as defined in Section 2(a)(20)(B) of the Investment Company Act of 1940, as amended (“1940 Act”), and registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) or not subject to such registration. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser. The Trust may rely on the Order, provided the Fund is managed by the Adviser (or any entity controlling, controlled by or under common control with the Adviser) and complies with the terms and conditions set forth in the amended application for the Order.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS

DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR

A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement will be available on the Fund’s website at www.wceoetf.com.

Appointment of a New Sub-Adviser to Hypatia Women CEO ETF (WCEO).

 Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in a “change in control” of an investment sub-adviser causes the sub-advisory agreement to be “assigned,” which results in the automatic termination of the sub-advisory agreement. On July 14, 2023 (the “Closing Date”), Vident Investment Advisory, LLC’s (“VIA”) operations were folded into Vident Advisory, LLC (“VA” or the “Sub-Adviser”), an affiliate of VIA. On the Closing Date, Casey Crawford, through various holding entities, acquired a majority interest in VA (the “Transaction”). The Transaction resulted in what may be considered a change in control of VIA. Accordingly, as of the Closing Date, the existing sub-advisory agreement among the Adviser, the Trust, on behalf of the Fund, and VIA terminated automatically.

To enable VA to take over from VIA to serve as sub-adviser to the Fund after the close of the Transaction, at a meeting held on June 27–28, 2023 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act (the “Independent Trustees”), considered and approved a new sub-advisory agreement among the Adviser, the Trust, on behalf of the Fund, and VA under which VA serves as the sub-adviser to the Fund (the “Sub-Advisory Agreement”) (in substantially the form attached hereto as Appendix A). The Sub-Advisory Agreement with VA is identical in all material respects, except for its effective date, termination date and the named entity performing sub-advisory services, to the previous sub-advisory agreement with VIA. The Sub-Advisory Agreement became effective on the Closing Date, and VA assumed all of VIA’s operations.

This Information Statement is being supplied to the Fund’s shareholders to fulfill the notice requirement of the Order, and a notice regarding the website availability of this Information Statement will be mailed on or about October 10, 2023 to the Fund’s shareholders of record as of October 6, 2023 (the “Record Date”). This Information Statement describes the Sub-Advisory Agreement. As of the Record Date, there were issued and outstanding 110,000 total shares of WCEO. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

A copy of the Fund’s most recent annual report and semi-annual report, including financial statements and schedules, are available at no cost by calling the Fund at 1-888-338-3166, visiting www.wceoetf.com, or writing to the Fund, c/o Ultimus Fund Solutions, LLC, P.O. Box 541150, Omaha, Nebraska 68514.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Sub-Advisory Agreement

At the Meeting, the Board approved the appointment of VA, an affiliate of VIA, as sub-adviser to the Fund pursuant to the Sub-Advisory Agreement. Under the terms of the investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser, the Adviser is entitled to receive an annual unitary advisory fee equal to 0.85% of the Fund’s average daily net assets. Under the terms of the Sub-Advisory Agreement, VA is entitled to receive a fee paid by the Adviser that is calculated daily and paid monthly, at an annual rate of 0.05% on the first $250 million in assets, 0.045% on the next $250 million in assets, and 0.04% on all assets exceeding $500 million, based on the average daily net assets of the Fund, subject to an annual minimum fee of $29,000.

There will be no increase in total fees paid by the Fund in connection with the new Sub-Advisory Agreement. For such compensation, VA is responsible for trading portfolio securities for the Fund in accordance with instructions provided by the Adviser, and selecting broker-dealers to execute purchase and sale transactions, subject to the supervision of the Adviser.

The Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding voting securities of the Fund provided that in either event the continuance is also approved by a majority of the Independent Trustees. The Sub-Advisory Agreement will automatically terminate in the event of its assignment. In addition, the Sub-Advisory Agreement can be terminated without the payment of any penalty by the Board, the Adviser, or vote of a majority of the outstanding shares of the Fund, on 60 days’ written notice to VA. The Sub-Advisory Agreement can be terminated by VA without the payment of any penalty on 60 days’ written notice to the Trust.

The Sub-Advisory Agreement provides that neither VA nor its officers, directors, employees, affiliates, agents or control persons or assigns, shall be liable for any act, omission, error of judgment or mistake of law (whether or not deemed a breach of the agreement) and/or for any loss suffered by the Trust, the Fund, its shareholders and/or any other person in connection with the matters to which the Sub-Advisory Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of duties or from reckless disregard of VA’s obligations and duties under the Sub-Advisory Agreement. The Sub-Advisory Agreement is attached as Appendix A. You should read the Sub-Advisory Agreement. The description in this Information Statement of the Sub-Advisory Agreement is only a summary.

Brokerage Policies

The Sub-Advisory Agreement authorizes VA to select the brokers or dealers that will execute the purchases and sales of securities of the Fund and, pursuant to the Sub-Advisory Agreement, VA agrees to attempt to obtain for the Fund the most favorable execution and net price available under the circumstances. VA may cause the Fund to pay a broker a commission more than that which another broker might have charged for effecting the same transaction, in recognition of the value of the brokerage and research and other services provided by the broker to VA. For its most recent fiscal period from commencement of operations, January 9, 2023 through July 31, 2023, the Fund paid brokerage commissions in the aggregate amount of $1,639.41.

During its most recent fiscal year the Fund did not pay any brokerage commissions to any registered broker-dealer affiliates of the Fund the Adviser or VA. No Fund held any securities of “regular broker dealers” as of its most recent fiscal year end.

Information Concerning VA

VA, a Delaware limited liability company, is located at 1125 Sanctuary Parkway, Suite 515, Alpharetta, Georgia 30009 and is a registered investment adviser that provides portfolio management services to separately managed accounts, ETFs, and the Fund. VA had approximately $7.4 billion of assets under management as of July 31, 2023. Pursuant to a purchase agreement signed on March 24, 2023, Vident Capital Holdings, LLC (“VA Holdings”), a subsidiary of MM VAM, LLC, acquired a majority interest in the Sub-Adviser on the Closing Date. VA Holdings is located at 8024 Calvin Hall Road, Fort Mill, South Carolina 29707. VA Holdings is an entity controlled by Casey Crawford. As of the Closing Date, Mr. Crawford controlled the Sub-Adviser. As part of the transaction, the Sub-Adviser assumed the entirety of VIA’s operations. For this reason, the new Sub-Advisory Agreement is with VA and not VIA.

Executive Officers of VA. Information regarding the principal executive officers of VA is set forth below. The address of VA and its executive officers is 1125 Sanctuary Parkway, Suite 515, Alpharetta, Georgia 30009. The following individuals are the executive officers of VA:

Name	Position with VA
Vince Birley	Chief Executive Officer
Deborah Kimery	Chief Operating Officer
Amrita Nandakumar	President
Erik Olsen	Chief Compliance Officer

No Trustee or officer of the Trust currently holds any position with VA or its affiliated persons. No Trustee or officer of the Trust holds any position with VA Holdings or its affiliated persons.

Evaluation by the Board of Trustees

At a meeting held on June 27–28, 2023 (the “Meeting”), the Board, which is solely comprised of Independent Trustees, considered the approval of the Sub-Advisory Agreement.

The Board noted that, at a quarterly meeting held on December 20-21, 2022 (the “December 2022 Meeting”), the Board had considered and approved, pursuant to Section 15(c) of the 1940 Act, an investment sub-advisory agreement by and among the Adviser, the Trust, on behalf of the Fund, and VIA, an affiliate of VA (the “Current Sub-Advisory Agreement”), that was identical in all material respects, except for its effective date, termination date and the named entity performing sub-advisory services, to the Sub-Advisory Agreement. The Board noted that, pursuant to a purchase agreement signed on March 24, 2023, VA Holdings, a subsidiary of MM VAM, LLC, was expected to acquire a majority interest in VA (the “Transaction”), and, in turn, the Transaction may be considered to result in a change in control of VIA, constitute an “assignment” under the 1940 Act, and result in the automatic termination of the Current Sub-Advisory Agreement. The Board further noted that, on the proposed closing date of the Transaction, VIA would seek to move all of its current personnel and clients to VA and wind down VIA’s operations. As a result, VIA would no longer serve as sub-adviser to the Fund, and VA would serve as the successor entity to VIA. Accordingly, at the Meeting, the Board considered the qualifications of VA, as it would be reconstituted following the Transaction, to sub-advise the Fund as of closing of the Transaction.

In connection with the Board’s consideration of the Sub-Advisory Agreement, the Board received written materials in advance of the Meeting, which included information regarding: (i) the nature, extent, and quality of services to be provided to the Fund by the Sub-Adviser; (ii) a description of the Sub-Adviser’s investment management and other personnel; (iii) an overview of the Sub-Adviser’s respective operations and financial condition; (iv) a description of the Sub-Adviser’s brokerage practices (including any soft dollar arrangements); (v) a comparison of the Fund’s proposed advisory fee and estimated overall expenses with those of comparable mutual funds; (vi) the anticipated level of profitability from the Sub-Adviser’s fund-related operations; (vii) the Sub-Adviser’s compliance policies and procedures, including policies and procedures for personal securities transactions, business continuity and information security and (viii) information regarding the performance record of other mutual funds with similar investment strategies.

The Board also took into account information furnished by VIA, and the factors considered by the Board, at the December 2022 Meeting at which the Board approved the Current Sub-Advisory Agreement, including any updates thereto provided by VA.

Throughout the process, including at the Meeting, the Board had numerous opportunities to ask questions of and request additional materials from the Adviser and VA. During the Meeting, the Board was advised by, and met in executive session with, the Board’s independent legal counsel, and received a memorandum from such independent counsel regarding their responsibilities under applicable law. The Board noted that the information received and considered by the Board in connection with the Meeting was both written and oral. In addition, because it was anticipated that current VIA personnel would become personnel of the Sub-Adviser, the Board took into account discussions with VIA management and information provided to the Board at prior meetings, with respect to the services provided by VIA, including quarterly performance reports prepared by management containing reviews of investment results and prior presentations from VIA.

Matters considered by the Board in connection with its approval of the Advisory Agreement and Sub-Advisory Agreement included, among others, the following:

Nature, Extent, and Quality of Services. The Board reviewed materials provided by VA related to the Sub-Advisory Agreement with the Trust with respect to the Fund, including: the Sub-Advisory Agreement; a description of VA’s trading process; an overview of the personnel that would perform services for the Fund and their background and experience; a summary of the financial condition of VA; VA’s compliance policies and procedures, including its business continuity and cybersecurity policies and a code of ethics containing provisions reasonably necessary to prevent Access Persons, as that term is defined in Rule 17j-1 under the 1940 Act, from engaging in conduct prohibited by Rule 17j-1(b); information regarding risk management processes and liquidity management; an annual review of the operation of VA’s compliance program; and information regarding VA’s compliance and regulatory history.

The Board noted in particular that, upon the closing date of the Transaction and the effective date of the Sub-Advisory Agreement, the entire VIA team, including all team members currently providing services to the Fund, will move to VA and continue to provide the same investment advisory services to the Fund. The investment discipline, process, tools and models also will remain unchanged. The Board concluded that the management of VA will have sufficient quality and depth of personnel, resources, investment and trading methodologies, and compliance policies and procedures to perform their duties and that the nature, overall quality, and extent of the services to be provided by VA with respect to the Fund were anticipated to be satisfactory and reliable.

Performance. The Board considered the presentation by VA and noted that VA is primarily responsible for trading and daily monitoring of Fund positions. The Board considered the experience of VA’s personnel and determined that VA provided sufficient basis to permit the Board in its business judgment to conclude that VA could reasonably be expected to obtain an acceptable level of investment returns for the Fund’s shareholders.

Fees and Expenses. With respect to the sub-advisory fees relating to the Fund, the Board considered that the Fund pays a unitary fee to the Adviser and that, in turn, the Adviser pays a portion of its fee to VA. In considering the level of the Fund’s sub-

advisory fee, the Board also noted that VA indicated that it does not manage any other accounts with a similar investment strategy. The Board took into account that the sub-advisory fee for the Fund would not change from the sub-advisory fee under the Current Sub-Advisory Agreement.

Based on the factors above, the Board concluded that the sub-advisory fee with respect to the Fund was not unreasonable.

Profitability. The Board considered the potential profitability of VA and whether these potential profits were reasonable in light of the services to be provided to the Fund. The Board noted that in connection with its approval of the Current Sub-Advisory Agreement at the December 2022 Meeting, it had considered and reviewed estimated profitability analyses prepared by VIA, which were based on varying estimated asset levels for the Fund and considered the total estimated profits, if any, of VIA from its relationship with the Fund. The Board noted that, according to the Sub-Adviser, the profitability analysis provided at the December 2022 Meeting continued to be appropriate given that the Sub-Adviser’s economic and cost structure have not changed materially since. The Board noted that, because VA’s sub-advisory fee would be paid by the Adviser out of its unitary fee, VA’s profitability is not a material consideration. The Board concluded that, especially in light of the estimated costs of managing the Fund during its first year of operations, the estimated profitability, if any, for VA from its relationship with the Fund was not excessive.

Economies of Scale. The Board considered whether VA would realize economies of scale with respect to the sub-advisory services provided to the Fund. The Board considered the profitability analyses previously provided to the Board. The Board concluded that at the current asset levels of the Fund, economies of scale were not a consideration at this time but that the Board would consider whether economies of scale exist in the future.

Other Benefits. The Board also considered the character and amount of other direct and incidental benefits received by VA from its association with the Fund. The Board considered that to the extent VA used soft-dollar arrangements for the Fund, VA will benefit from any soft-dollar benefits earned. The Board noted that VA did not expect it would receive any other direct, indirect, or ancillary material “fall-out” benefits from its relationship with the Fund, although the Board noted that certain reputational benefits may result from these relationships. The Board concluded that such benefits are reasonable.

Conclusion. The Board, having requested and received such information from VA as it believed reasonably necessary to evaluate the terms of the Sub-Advisory Agreement and having been advised by independent counsel that it had appropriately considered and weighed all relevant factors, determined that approval of the Sub-Advisory Agreement with respect to the Fund for an initial two-year term was in the best interests of the Fund and its shareholders.

In considering the approval of the Sub-Advisory Agreement, the Board considered a variety of factors, including those discussed above, and also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets, and the industry). The Board did not identify any one factor as determinative, and each Independent Trustee may have weighed each factor differently.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Trust. The Trust is an open-end management investment company, organized as a Delaware statutory trust on June 8, 2012. The Trust’s principal executive offices are located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. Ultimus Fund Solutions, LLC, is the Fund’s administrator and fund accountant. It has its principal office at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, and is primarily in the business of providing administrative, fund accounting and transfer agent services to retail and institutional mutual funds. Brown Brothers Harriman & Co. (“BBH”), located at 50 Post Office Square, Boston, MA 02110, is the Fund’s custodian and transfer agent. Northern Lights Distributors, LLC, 4221 North 203rd Street, Ste. 100, Elkhorn, NE 68022, is the distributor for the shares of the Fund. Blank Rome LLP, located at 1271 Avenue of the Americas, New York, NY 10020, serves as legal counsel to the Trust. Cohen & Company, located at 1835 Market Street, Unit 310, Philadelphia, Pennsylvania 19103, serves as the independent registered public accounting firm for the Fund.

Principal Shareholders, Control Persons, and Management Ownership

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding Shares of a Fund. A control person is a shareholder that owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.

As of the Record Date, the Trustees and officers of the Trust as a group owned less than 1% of the Shares of the Fund, and the following shareholders were considered to be a principal shareholder of the Fund:

Name and Address:	Percentage of Shares Owned:	Type of Ownership:
National Financial Services, LLC 499 Washington Blvd Jersey City, NJ 07310	32.54%	Record
Charles Schwab & Co. 211 Main Street San Francisco, CA 94105	21.41%	Record
J.P. Morgan Chase Bank, N.A. 277 Park Avenue New York, NY 10172	12.36%	Record
Bank of America 4804 Dear Lake Drive East Jacksonville, FL 32246	10.61%	Record

SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request(s) otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-888-338-3166, or write to the Fund, c/o Ultimus Fund Solutions, LLC, P.O. Box 541150, Omaha, Nebraska 68154.

BY ORDER OF THE BOARD OF TRUSTEES

 James Colantino

President

Appendix A

TWO ROADS SHARED TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

This INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”), effective as of July 14, 2023, is by and among Vident Advisory, LLC (the “Sub-Adviser”), Two Roads Shared Trust (the “Trust”), on behalf of the Hypatia Women CEO ETF, a series of the Trust (the “Fund”), and Hypatia Capital Management LLC (the “Adviser”).

WHEREAS, the Trust is a Delaware statutory trust, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, diversified management investment company, and the Fund is a series of the Trust; and

WHEREAS, the Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Adviser has been retained by the Trust to provide investment advisory services to the Fund with regard to the Fund’s investments pursuant to an Investment Advisory Agreement (“Investment Advisory Agreement”); and

WHEREAS, the Investment Advisory Agreement contemplates that the Adviser may appoint a sub-adviser to perform some or all of the services for which the Adviser is responsible; and

WHEREAS, the Trust’s Board of Trustees (the “Board”), including a majority of the Trustees who are not “interested persons” as defined in the 1940 Act of any party to this Agreement, and the Fund’s shareholders to the extent required under applicable law and regulation have approved the appointment of the Sub-Adviser to perform certain services for the Trust, on behalf of the Fund, pursuant to this Agreement and the Sub-Adviser is willing to perform such services for the Fund; and

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Adviser, the Trust and the Sub-Adviser as follows:

1.                    Appointment. The Trust and the Adviser hereby appoint the Sub-Adviser to perform advisory services for the Fund for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.                    Duties of the Sub-Advisor. Subject to the supervision and oversight of the Board and the Adviser, and in accordance with the terms and conditions of the Agreement the Sub-Adviser shall manage all of the securities and other investment assets of the Fund entrusted to it hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, subject to the provisions of the Trust’s Amended Agreement and Declaration of Trust and the Trust’s By-Laws, as amended, and in accordance with the Fund’s investment objectives, guidelines, policies, restrictions and limitations as stated in the Fund’s current Prospectus and Statement of Additional Information (“SAI”) and all portions of and exhibits to the related registration statement on Form N-1A (the “Registration Statement”) as provided to the Sub- Adviser by the Adviser, as they may be amended from time to time; provided, that the Adviser shall provide the Sub-Adviser reasonable advance notice of any change to such investment objectives, guidelines, policies, restrictions and limitations.

The Sub-Adviser further agrees that it will perform its duties hereunder in accordance with the following:

(a)                 The Sub-Adviser shall, subject to subparagraph (b), determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash or cash equivalent instruments as is permissible;

(b)                In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Prospectus, the SAI, the written instructions and directions of the Adviser and of the Board, the terms and conditions of exemptive and no-action relief granted to the Trust as amended from time to time and provided to the Sub-Adviser and the Trust’s policies and procedures provided to the Sub-Adviser and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Securities Act of 1933 (the “1933 Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), the Commodity Exchange Act, the Internal Revenue Code of 1986, as amended (the “Code”), and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations, and case law that relate to the services and relationships described hereunder and to the conduct of the Sub-Adviser’s business as a registered investment adviser. The Sub-Adviser shall maintain compliance procedures that are adequate to ensure the compliance with the foregoing. No supervisory activity undertaken by the Adviser or by the Board shall limit the Sub-Adviser’s full responsibility for any of the foregoing.

(c)                 The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and consistent with instructions from the Adviser (if any) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund’s Registration Statement or as the Board or the Adviser may direct in writing from time to time, in conformity with all federal securities laws and in accordance with Section 7 hereof.

(d)                The Sub-Adviser shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser and shall otherwise cooperate with and provide reasonable assistance to the Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust.

(e)                 The Sub-Adviser shall use reasonable efforts to manage the Fund’s assets in a manner that will not impair its qualification as a regulated investment company under Subchapter M of the Code and regulations issued thereunder; provided, however, the Sub-Adviser shall not be responsible for the tax effect of any decisions made by or any actions taken by any person other than the Sub- Adviser.

(f)                 The Sub-Adviser shall place orders pursuant to its investment determinations for the Fund, in accordance with applicable policies expressed in the Fund’s Prospectus and/or Statement of Additional Information or otherwise established through written guidelines established by the Fund and provided to the Sub-Adviser by the Adviser, including without limitation, Section 5 hereof.

(g)                The Sub-Adviser shall furnish to the Trust and the Adviser whatever statistical information the Trust or the Adviser may reasonably request with respect to the Fund’s assets or investments. In addition, the Sub-Adviser will keep the Trust, the Adviser and the Board informed of developments that the Sub-Adviser reasonably believes will materially affect the Fund’s portfolio, and shall, on the Sub-Adviser’s own initiative, furnish to the Trust from time to time whatever information the Sub-Adviser believes appropriate for this purpose.

(h)                The Sub-Adviser shall make available to the Fund’s Adviser and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may reasonably be required to assist the Adviser and the Trust in their compliance with applicable laws and regulations. The Sub-Adviser will furnish the Board, the Adviser and the Trust with such periodic and special reports regarding the Fund as they may reasonably request.

(i)                  The Sub-Adviser shall promptly respond to requests by the Adviser, the Administrator, and the Fund CCO or their delegates for copies of the pertinent books and records maintained by the Sub-Adviser relating directly to the Fund.  The Sub-Adviser shall also provide the Adviser with such other information and reports, including information and reports related to compliance matters, as may reasonably be requested by it from time to time, including without limitation all material requested by or required to be delivered to the Board.

(j)                  The Sub-Adviser shall immediately notify the Adviser, in writing, of the receipt of any notice of a class action proceeding related to the Fund or any other action or proceeding in which the Adviser or the Fund may be entitled to participate as a result of the Fund’s securities holdings. The Sub-Adviser shall have no responsibility for filing claims on behalf of the Adviser or the Trust with respect to any such actions. The Sub-Adviser’s responsibility with respect to such matters shall be to comply with the foregoing notification obligations and to cooperate with the Adviser and the Trust in making such filings, which shall include providing any relevant information regarding the Fund’s securities holdings to the Adviser.

(k)                The Sub-Adviser shall provide assistance to the Adviser, custodian or recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Fund’s valuation procedures and/or Registration Statement, the value of any portfolio securities or other assets of the Fund for which the Adviser, custodian or recordkeeping agent seeks assistance from the Sub-Adviser or identifies for review by the Sub-Adviser. This assistance includes (but is not limited to): (i) designating an employee of the Sub-Adviser for consultation when the Board convenes; (ii) notifying the Adviser in the event the Sub-Adviser determines, with respect to a security that is held both by the Fund and by another account managed by the Sub-Adviser, to price the security pursuant to such other account’s policies and procedures for determining the fair value of a security; (iii) obtaining bids and offers or quotes from broker/dealers or market- makers with respect to securities held by the Fund, upon the request of the Adviser; (iv) verifying pricing and providing fair valuations or recommendations for fair valuation in accordance with the Fund’s valuation procedures, as they may be amended from time to time; and (v) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Adviser upon request.

(l)                  The Sub-Adviser shall assist the Adviser, the Fund, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and obligations of, the Sub-Adviser hereunder. Specifically, and without limitation to the foregoing, the Sub-Adviser agrees to provide certifications to the principal executive and financial officers of the Fund that correspond to the drafting and/or filing of the Fund’s Form N-CSRs, N-PORTs, N-CENs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Adviser shall reasonably request or as in accordance with procedures adopted by the Trust.

(m)                  The Sub-Adviser shall assist the Fund, and accordingly, the Trust’s Chief Compliance Officer (“CCO”) in complying with Rule 38a-1 under the 1940 Act. Specifically, the Sub-Adviser represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Sub-Adviser’s compliance program, which access shall include (i) on-site visits with the Sub-Adviser as may be reasonably requested from time to time (ii) a report of any material changes to the Sub-Adviser compliance policies; (iii) a report of any compliance matter about which the Adviser or the Board would reasonably need to know to oversee Fund compliance, and that involves, without limitation: (A) a violation of the securities laws by the Sub-Adviser or any of its officers, directors, employees or agents; (B) a violation of the Policies or the Sub-Adviser compliance policies by the Sub-Adviser or any of its officers, directors, employees or agents; and/or (C) a weakness in the design or implementation of the Policies; and (iv) an annual (or more frequently as the CCO may request) certification regarding the Sub-Adviser’s compliance with Rule 206(4)-7 under the Advisers Act. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Sub-Adviser agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Sub-Adviser’s compliance program.

(n)                The Sub-Adviser shall provide assistance as may be reasonably requested by the Adviser in connection with compliance by the Fund with any current or future legal and regulatory requirements related to the services provided by the Sub-Adviser hereunder.

(o)                The Sub-Adviser shall immediately notify the Adviser and the Trust to the extent required by applicable law in the event that the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from providing services pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-Adviser further agrees to notify the Trust and the Adviser immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that would make any written information previously provided to the Adviser or the Trust materially inaccurate or incomplete or if any such written information becomes untrue in any material respect.

(p)                 The Sub-Adviser shall immediately notify the Adviser and the Trust if the Sub-Adviser suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for the Fund. For the purposes of this paragraph, a “material adverse change” shall include, but is not limited to, a material loss of assets or accounts under management or the departure of senior investment professionals to the extent such professionals are not replaced promptly with professionals of comparable experience and quality.

(q)                 The Sub-Adviser shall not use material non-public information that may be in its possession in making investment decisions for the Fund, or seek to obtain any such information.

(r)                  The Sub-Adviser shall use its best judgment and efforts in rendering the advice and services contemplated by this Agreement.

(s)                  The Sub-Adviser shall not consult with any sub-adviser of a portion of the Fund not managed by the Sub- Adviser, if applicable, or with any sub-adviser to any registered investment company or portfolio or series thereof under common control with the Fund, concerning transactions for the Fund in securities or other assets. Further, where the Sub-Adviser is one of multiple money managers managing a Fund, the Sub-Adviser’s responsibility for providing investment advice is limited to providing investment advice with respect to its discrete portion of the Fund’s portfolio.

3.                    Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Investment Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Prospectus, the SAI, the written instructions and directions of the Board, the requirements of the 1940 Act, the Code, and all other applicable laws and regulations, as each is amended from time to time.

4.                    Investment Authority. The Sub-Adviser’s investment authority shall include, to the extent permitted under Section 2 hereof, the authority to purchase and sell securities, and cover open positions, and generally to deal in securities, swaps (including but not limited to interest rate swaps and credit default swaps), financial and commodity futures contracts and options thereon, currency transactions, and other derivatives and investment instruments and techniques as may be permitted for use by the Fund and consistent with the Registration Statement.

With notice to the Trust and Adviser the Sub-Adviser may: (i) open and maintain brokerage accounts for financial futures and options and securities (such accounts hereinafter referred to as “Brokerage Accounts”) on behalf of and in the name of the Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Sub-Adviser may, using such of the securities and other property in the Brokerage Accounts as the Sub-Adviser deems necessary or desirable, direct the custodian to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Adviser deems desirable or appropriate.

5.                    Investment Guidelines. In addition to the information to be provided to the Sub-Adviser under Section 2 hereof, the Trust or the Adviser shall supply the Sub-Adviser with such other information as the Sub-Adviser shall reasonably request concerning the Fund’s investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Fund’s investments.

6.                   Representations, Warranties and Covenants of the Trust, Adviser and Sub-Adviser. The Trust represents and warrants to the Sub-Adviser that: (i) the retention of the Sub-Adviser as contemplated by this Agreement is authorized by the respective governing documents of the Fund; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which either the Fund or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Fund and when executed and delivered by the Trust, on behalf of the Fund (and assuming due execution and delivery by the Adviser and the Sub-Adviser), will be the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

The Adviser represents and warrants to the Sub-Adviser that: (i) the execution, delivery and performance of this Agreement does not violate any obligation by which it or its property is bound, whether arising by contract, operation of law or otherwise; and (ii) this Agreement has been duly authorized by appropriate action of the Adviser and when executed and delivered by the Adviser (and assuming due execution and delivery by the Sub-Adviser) will be the legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

The Sub-Adviser represents and warrants to the Adviser and the Trust that: (i) it is authorized to perform the services hereunder; (ii) it is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted; (iii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Adviser or its property is bound, whether arising by contract, operation of law or otherwise; (iv) no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (A) any provision of applicable law, rule or regulation, (B) the Sub-Adviser’s governing instruments, or (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser; (v) this Agreement has been duly authorized by appropriate action of the Sub-Adviser and when executed and delivered by the Sub-Adviser (and assuming due execution and delivery by the Adviser and the Trust) will be the legal, valid and binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (vi) it is registered as an investment adviser with the SEC; and (vii) it is not barred by operation of law, or any rule, or order of the SEC or any other regulatory body from acting as an investment adviser.

7.                   Use of Securities Brokers and Dealers. In placing purchase and sale orders for the Fund with brokers or dealers, the Sub-Adviser will attempt to obtain “best execution” of such orders. “Best execution” shall mean prompt and reliable execution at the most favorable terms of execution, taking into account price, speed and efficiency of execution, other factors that may be deemed relevant by the Sub-Adviser, and the other provisions hereinafter set forth. Whenever the Sub-Adviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services that enhance the Sub-Adviser’s research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Exchange Act that the Sub-Adviser may negotiate with and assign to a broker a commission that may exceed the commission that another broker would have charged for effecting the transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund’s or the Sub-Adviser’s overall responsibilities to the Sub-Adviser’s discretionary accounts (the “Section 28(e) Actions”); provided, however, that Sub-Adviser’s ability to engage in Section 28(e) Actions shall be subject to review by the Board from time to time, and if the Board reasonably determines that the Fund does not benefit, directly or indirectly, from such Section 28(e) Actions, the Sub-Adviser shall be prohibited from engaging in the same.

Unless otherwise directed by the Trust or the Adviser in writing, the Sub-Adviser may utilize the service of whatever securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution, and so long as the Sub- Adviser complies with the “best execution” practices described above and applicable law and regulation.

8.                    Compensation. For services specified in this Agreement, the Adviser agrees to pay a fee to the Sub-Adviser (the “Fee”) for the Fund assets managed by the Sub-Adviser as may be identified by the Adviser from time to time, at the annual rate provided for in Exhibit A.

The Fee shall be computed and accrued daily and paid monthly in arrears within 30 days after the end of each month, based on the average daily net asset value of the Fund as determined according to the manner provided in the then-current prospectus of the Fund.

The Adviser shall provide to the Sub-Adviser, promptly following request therefor, all information reasonably requested by the Sub-Adviser to support the calculation of the Fee and shall permit the Sub-Adviser or its agents, upon reasonable notice and at reasonable times and at Sub-Adviser’s cost, to inspect the books and records of the Fund pertaining to such calculation.

9.                    Expenses. The Sub-Adviser will not be required to pay any expenses of the Fund except as expressly set forth in this Section 9. The Sub-Adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by the Sub-Adviser in the performance of its duties hereunder.

10.                 Books and Records. The Sub-Adviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and to preserve such records for the periods and in the manner required by that Section, and those rules. The Sub-Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act with respect to the Fund are the property of the Trust and will be surrendered promptly to the Trust upon its request, except that the Sub-Adviser may retain copies of such documents as may be required by law. The Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser (approved in accordance with applicable law) upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser). Each party shall make available to the others, upon reasonable request, copies of any books, records, and other relevant information that enables the requesting party to comply with its obligations under applicable federal or state rules or regulations, including Rule 38a-1 of the 1940 Act and Rule 206(4)-7 of the Advisers Act, that arise as a result of the Agreement. Each party shall cooperate fully to assist the others with any review or audit conducted by another party or a third party designated by another party, for the limited purpose of ensuring compliance with obligations under applicable federal or state laws that the parties become subject to as a result of the Agreement.

11.                 Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Fund as provided to the Sub-Adviser in accordance with this Agreement are adhered to, the Fund agrees that the Sub-Adviser may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Sub- Adviser or with accounts of the affiliates of the Sub-Adviser, if in the Sub-Adviser’s reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Fund acknowledges that the determination of such economic benefit to the Fund by the Sub-Adviser represents the Sub-Adviser’s evaluation that the Fund may be benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

12.                 Liability. Neither the Sub-Adviser nor its officers, directors, employees, affiliates, agents or controlling persons shall be liable to the Trust, the Fund, its shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or other person with respect to the Fund.

Neither the Sub-Adviser nor its officers, directors, employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law (whether or not deemed a breach of this Agreement) and/or for any loss suffered by the Trust, the Fund, its shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Trust, the Fund and/or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

The Sub-Adviser shall indemnify and hold harmless the Adviser, the Trust, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement to the extent resulting from or relating to Sub-Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold harmless the Sub-Adviser and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with this Agreement (including, without limitation, any claims of infringement or misappropriation of the intellectual property rights of a third party against the Sub-Adviser or any affiliated person relating to any index or index data provided to Sub-Adviser by the Adviser or Adviser’s agent and used by the Sub-Adviser in connection with performing its duties under this

Agreement); provided, however, that the Adviser’s obligation under this Section  12 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

Notwithstanding anything to the contrary contained herein, no party to this Agreement shall be responsible or liable for its failure to perform under this Agreement or for any losses to the Fund resulting from any event beyond the reasonable control of such party or its agents, including, but not limited to, nationalization, expropriation, devaluation, seizure or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Fund; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts or war, terrorism, insurrection or revolution; or acts of God, or any other similar event. In no event, shall any party be responsible for incidental, consequential or punitive damages hereunder.

The provisions of this Section shall survive the termination of this Agreement.

13.                 Services Not Exclusive. The services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment advisory clients, including but not by way of limitation, investment companies or to other series of investment companies, including the Trust, or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Adviser’s ability to meet its obligations to the Fund hereunder. When the Sub-Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Adviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Sub-Adviser nor any of its directors, officers or employees shall act as a principal. If the Sub- Adviser provides any advice to its clients concerning the shares of the Fund, the Sub-Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.

The Sub-Adviser provides investment advisory services to numerous other investment advisory clients, including but not limited to other funds, and may give advice and take action which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligations other than those imposed by law to purchase, sell or recommend for purchase or sale, with respect to the Fund, any security which the Sub-Adviser, or the shareholders, officers, directors, employees or affiliates may purchase or sell for their own account or for the account of any client.

14.                 Materials. Each of the Adviser, the Trust and the Fund shall not make any representations regarding the Sub-Adviser or any of its affiliates in any disclosure document, advertisement, sales literature or other promotional materials without prior written consent of the Sub-Adviser, which consent shall not be unreasonably withheld. If the Sub-Adviser has not notified the Adviser of its disapproval of sample materials within ten (10) days after its receipt thereof, such materials shall be deemed approved. The Sub-Adviser will be provided with any Registration Statements containing references or information with respect to the Sub- Adviser prior to the filing of same with any regulatory authority and shall be afforded the opportunity to comment thereon.

15.                  Duration and Termination. This Agreement shall become effective with respect to the Fund on the effective date set forth above in the first paragraph of this Agreement (and, with respect to any amendment, the date of the amendment) and shall continue in effect with respect to the Fund for a period of two years from that date and shall continue thereafter only so long as the continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Board or by vote of the majority of the Fund’s outstanding voting securities, upon sixty days’ written notice to the Sub-Adviser; (b) by the Adviser at any time without penalty, upon sixty days’ written notice to the Sub-Adviser; or (c) by the Sub-Adviser at any time without penalty, upon sixty days’ written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Agreement will terminate immediately upon written notification from the Adviser or the Trust if the Investment Advisory Agreement terminates with respect to the Fund.

16.                 Amendments. This Agreement may be amended at any time, but only by the written agreement of the Adviser, the Sub-Adviser and the Trust, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees who are not interested persons of the Fund, the Adviser, or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

17.                 Proxies. Unless the Adviser gives written instructions to the contrary that the right to vote proxies has been expressly reserved to the Sub-Adviser or the Trust or otherwise delegated to another party, the Adviser shall vote all proxies solicited by or with respect to the issuers of securities invested in by the Fund. If the Sub-Adviser has been engaged to vote proxies by the Adviser, the Sub-Adviser shall maintain a record of how the Sub-Adviser voted and such record shall be available to the Trust upon its request. The Sub-Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund’s shareholders. The Sub-Adviser may delegate proxy voting to a third-party company provided, however, that the Sub-Adviser remains liable for the proxy voting.

18.                 Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended or shall be sent to such party by prepaid first class mail or facsimile, at the address or number stated below.

If to the Trust:

Two Roads Shared Trust

c/o Ultimus Fund Solutions, LLC

P.O. Box 541150

Omaha, Nebraska 68130

Attention: Hypatia Women CEO ETF

Email: tburdick@ultimusfundsolutions.com

If to the Sub-Adviser:

Vident Advisory, LLC

1125 Sanctuary Pkwy, Suite 515

Alpharetta, GA 30009

Email: anandakumar@videntam.com

If to the Adviser:

Hypatia Capital Management LLC

430 Park Avenue, 19th Floor

New York, NY 10022

Email: patricia.lizarraga@hypatiacapital.com

19.                 Confidential Information. Any information supplied by the Trust, the Fund or the Adviser, which is not otherwise in the public domain, in connection with the Fund or the Adviser is to be regarded as confidential and for use only by the Sub-Adviser and/or its agents, and only in connection with the Sub-Adviser’s services under this Agreement. Any information supplied by the Sub-Adviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Fund and/or its agents, and only in connection with the Fund and its investments. Any party in receipt of confidential information shall use reasonable precautions (substantially identical to those used in safeguarding of its own confidential information) that its directors, officers, employees and advisers abide by these confidentiality provisions.

20.	Miscellaneous.

(a)                 Governing Law. This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

(b)                Delivery of Form ADV. Concurrently with the execution of this Agreement, the Sub- Adviser is delivering to the Adviser and the Trust a copy of Part 2 of its Form ADV, as revised. The Adviser and the Trust hereby acknowledge receipt of such copy.

(c)                 Captions. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(d)                Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(e)                 Agency Relationship. Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Trust or the Fund, except as otherwise contemplated herein.

(f)                 Prior Agreement. This Agreement supersedes any prior agreement relating to the subject matter hereof among the parties.

(g)                Counterparts. This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts and by facsimile signature, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

(h)                Limited Liability of the Trust. The Sub-Adviser agrees that the Trust’s obligations under this Agreement shall be limited to the Fund and its assets, and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Trustee, officer, employee or agent of the Trust.

(i)                  Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act will be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein will have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the effective date above written.

TWO ROADS SHARED TRUST

By: _/s/ Timothy Burdick________________

Name: Timothy Burdick

Title: Vice President and Secretary of the Trust

HYPATIA CAPITAL MANAGEMENT, LLC

By: _/s/ Patricia Lizarraga__________________

Name: Patricia Lizarraga

Title: Founder and Managing Partner

VIDENT ADVISORY, LLC

By: /s/ Amrita Nandakumar_______________

Name: Amrita Nandakumar

Title: President

Amended and Restated

Investment Sub-Advisory Agreement

EXHIBIT A

Two Roads Shared Trust

(as of July 14, 2023)

Fund	Sub-Advisory Fee	Effective Date
Hypatia Women CEO ETF	0.05% on the first $250 million in assets 0.045% on the next $250 million in assets 0.04% on all assets exceeding $500 million (subject to an annual minimum of $29,000)	July 14, 2023

Two Roads Shared Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

(888) 338-3166

IMPORTANT NOTICE OF INTERNET AVAILABILITY

OF INFORMATION STATEMENT TO SHAREHOLDERS OF

Hypatia Women CEO ETF — WCEO

This communication presents only an overview of the Information Statement that is available to you on the internet relating to Hypatia Women CEO ETF (WCEO) (the “Fund”), a series of Two Roads Shared Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of the Sub-Advisory Agreement among the Fund’s investment adviser, Hypatia Capital Management LLC (the “Adviser”), the Trust, on behalf of the Fund, and Vident Advisory, LLC (d/b/a Vident Asset Management), the Fund’s sub-adviser.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows the Adviser to hire and replace investment sub-advisers and to make material changes to existing sub-advisory agreements, subject to certain conditions, including the approval of the Board of Trustees of the Trust, but without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Fund’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about October 10, 2023 to shareholders of record of the Fund as of October 6, 2023. The Information Statement will be available on the Fund’s website at www.wceoetf.com until January 31, 2024. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Fund at wcoetf@hypatiacapital.com or toll-free at (1-888-338-3166).

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.